TBS International Completes Change in Place of Incorporation

HAMILTON, BERMUDA, and DUBLIN, IRELAND January 7, 2010 -- TBS International (NASDAQ: TBSI) (“TBS”) announced today that it has completed the change in its place of incorporation to Ireland from Bermuda, following receipt of the required approval from the Supreme Court of Bermuda.  The transaction was previously approved by TBS’ shareholders and announced on December 4, 2009.

TBS International plc, the Irish incorporated company, will be registered with the U.S. Securities and Exchange Commission (“SEC”) and to be subject to the same SEC reporting requirements as before the transaction. The company’s shares will continue to trade on the Nasdaq Global Select Market under the ticker symbol “TBSI.”

 Forward-Looking Statements "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and observations.

Included among the factors that, in the company's view, could cause actual results to differ materially from the forward-looking statements contained in this press release are the following:

-- the transaction might not achieve the anticipated benefits for TBS;
-- changes in demand for the company's services, which are increasingly difficult to predict due to current economic conditions;
-- the effect of a decline in vessel valuations;
-- the company's ability to maintain financial ratios and satisfy financial covenants in its credit facilities;
-- changes in rules and regulations applicable to the shipping industry, including, without limitation, legislation adopted by international organizations such as the International Maritime Organization and the European Union or by individual countries;
-- actions taken by regulatory authorities;
-- changes in trading patterns significantly impacting overall vessel tonnage requirements;
-- changes in the typical seasonal variations in charter rates;
-- increases in costs, including changes in production of or demand for oil and petroleum products, crew wages, insurance, provisions, repairs and maintenance, generally or in particular regions;
-- the risk that financial counterparties will default;
-- changes in general domestic and international political conditions;
-- changes in the condition of the company's vessels or applicable maintenance or regulatory standards which may affect, among other things, its anticipated drydocking or maintenance and repair costs;
-- increases in the cost of the company's drydocking program or delays in its anticipated drydocking schedule;
-- China Communications Construction Company Ltd./Nantong Yahua Shipbuilding Group Co., Ltd.'s ability to complete and deliver the vessels on the anticipated schedule and the ability of the parties to satisfy the conditions in the shipbuilding agreements; and
-- other factors listed from time to time in the company's filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the period ended December 31, 2008 and its subsequent reports on Form 10-Q and Form 8-K.

About TBS International:

TBS is a fully-integrated transportation service company that offers customers the TBS Five Star Service consisting of ocean transportation, operations, logistics, port services, and strategic planning. We offer liner, parcel and bulk services, supported by a fleet of multipurpose tweendeckers and handysize and handymax bulk carriers, including specialized heavy-lift vessels. TBS has developed its business around key trade routes between Latin America and China, Japan and South Korea, as well as select ports in North America, Africa, the Caribbean and the Middle East.

Visit our website at www.tbsship.com

For more information, please contact:

Company Contact:
Ferdinand V. Lepere
Executive Vice President and Chief Financial Officer
TBS International plc
Tel. 914-961-1000
InvestorRequest@tbsship.com

Investor Relations / Media:
Nicolas Bornozis
Capital Link, Inc. New York
Tel. 212-661-7566
tbs@capitallink.com